Exhibit 32.2

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lori House, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of LookSmart, Ltd. on Form 10-Q for the fiscal quarter ended March 31, 2014, fully complies with the requirements of §13(a) or §15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of LookSmart, Ltd.

Date: May 15, 2014	/s/ LORI HOUSE
Lori House
Principal Financial and Accounting Officer

The foregoing certifications are not deemed filed with the Securities and Exchange Commission for purposes of §18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and are not to be incorporated by reference into any filing of LookSmart, Ltd. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.